Exhibit 10.34

July 1, 2007

Shenandoah Telecommunications Company
500 Shentel Way
P.O. Box 459
Edinburg, Virginia 22824
(FAX) 540-984-8192
Attn: Vice President – Finance
Attn: General Counsel

Subject: Amendment

Ladies and Gentlemen:

                Reference is made to that certain Second Amended and Restated Master Loan Agreement, between Shenandoah Telecommunications Company (the “Borrower”) and CoBank, ACB (“CoBank”), dated as of November 30, 2004 (as it may be amended, modified, supplemented, restated or extended from time to time, the “MLA”), as supplemented by that certain Second Amendment to Term Supplement, between the Borrower and CoBank, dated as of November 30, 2004 (as it may be amended, modified, supplemented, restated or extended from time to time, the “Term Supplement”) and that certain Third Supplement to the Master Loan Agreement, between the Borrower and CoBank, dated as of November 30, 2004 (as it may be amended, modified, supplemented, restated or extended from time to time, the “Third Supplement”; the MLA as supplemented by the Term Supplement and Third Supplement, collectively, the “Loan Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement.

Amendment

                Upon the effectiveness of this letter agreement, Section 5(B) of the Third Supplement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

Shenandoah Telecommunications Company July 1, 2007 Page 2

(B) Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to CoBank a commitment fee on the average daily unused portion of the Commitment at the rate of 0.1875% per annum, payable quarterly in arrears by the 20th day of the month following each calendar quarter, or such other day as CoBank may require in a written notice to the Borrower. Such fee is payable for each quarter (or portion thereof) occurring during the original or any extended term of the Commitment.

General

                Except as expressly provided by this letter agreement, the terms and provisions of the Loan Agreement and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect. By agreeing to this letter agreement as acknowledged below, the Borrower hereby certifies and warrants to CoBank that after giving effect to the amendment effected hereby, each of its representations and warranties contained in the Loan Agreement and the other Loan Documents to which it is a party is true and correct as of the effective date of this letter agreement, including that no Potential Default or Event of Default exists, with the same effect as though made on such effective date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such specified date). Without limiting any conditions to effectiveness set forth above, the amendment provided and agreed to herein is to be effective only upon receipt by CoBank of an execution counterpart of this letter agreement signed by the Borrower and such amendment is conditioned upon the correctness of all representations and warranties made by the Borrower herein or as provided to CoBank in connection with the request for such amendment. The amendment contained herein shall not constitute a course of dealing between the Borrower and CoBank, shall not constitute a waiver of any other Event of Default, now or hereafter arising, and, except as expressly provided in connection with the amendment set forth herein, shall not constitute an amendment of any provision of the Loan Agreement or the other Loan Documents. The Borrower hereby confirms its obligation to reimburse CoBank for all costs associated with the negotiation, execution, enforcement and administration of this letter agreement and the Loan Agreement, including, without limitation, all reasonable outside attorneys’ fees and expenses incurred by CoBank.

This letter agreement shall be governed by, construed and enforced in accordance with all provisions of the Loan Agreement and the other Loan Documents.

Sincerely,

COBANK, ACB

By:	/s/ Kurt Morris

Name: Kurt Morris
Title: Vice President

Acknowledged and agreed to: SHENANDOAH TELECOMMUNICATIONS COMPANY

By:	/s/ Earle A. MacKenzie

Name: Earle A. MacKenzie
Title: Executive Vice President & Treasurer